UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2020

NORTHWEST BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street
Warren, Pennsylvania		16365
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (814) 726-2140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On September 2, 2020, Northwest Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. (the “Underwriter”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriter agreed to purchase, subject to and on the conditions set forth therein, $125.0 million aggregate principal amount of the Company’s 4.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Notes is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Notes

The Notes were issued under a base indenture dated as of September 9, 2020 (the “Base Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of September 9, 2020 between the Company and the Trustee (the “First Supplemental Indenture”) (together with the Base Indenture, the “Indenture”). The terms of the Notes are set forth in, and such Notes are governed by, the Indenture.

From and including the date of issuance to, but excluding September 15, 2025, the Notes will bear interest at a rate equal to 4.00% per annum, payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2021. From and including September 15, 2025 to, but excluding September 15, 2030 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined in the Indenture)), plus 389 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2025. Notwithstanding the foregoing, in the event that the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of September 15, 2025, and on any interest payment date thereafter, or (ii) in whole but not in part, at any time, including prior to September 15, 2025, if (1) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (2) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital (as defined in the Indenture) for regulatory capital purposes, or (3) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of any then-applicable regulatory approval.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events related to the Company’s bankruptcy or insolvency, whether voluntary or involuntary, or the Bank’s insolvency, whether voluntary or involuntary.

The Notes are unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Indenture), including all of its general creditors. The Notes will be equal in right of payment with any of the Company’s existing and future subordinated indebtedness, and are senior to the Company’s obligations relating to its existing junior subordinated debentures. In addition, the Notes are effectively subordinated to all secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Notes are structurally subordinated to any existing and future liabilities and obligations of the Company’s subsidiaries, including the deposit liabilities and claims of other creditors of the Bank. The Notes are obligations of the Company only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the Base Indenture, the First Supplemental Indenture, and the form of the Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On September 2, 2020, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 9, 2020, the Company closed its offering of the Notes. The Notes were offered and sold pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2017 (File No. 333-221674), a base prospectus, dated November 20, 2017, included as part of the registration statement, a preliminary prospectus supplement filed on September 2, 2020 and a final prospectus supplement filed on September 3, 2020 with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The net proceeds from the sale of the Notes to the Company were approximately $123.3 million, after deducting underwriting discounts and estimated expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate purposes.

A copy of the opinion of Luse Gorman, PC relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 2, 2020, between Northwest Bancshares, Inc. and Piper Sandler & Co.

4.1	Indenture, dated September 9, 2020, between Northwest Bancshares, Inc. and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated September 9, 2020, between Northwest Bancshares, Inc. and U.S. Bank National Association, as Trustee

4.3	Form of 4.00% Fixed-to-Floating Rate Subordinated Note due 2030 (included in Exhibit 4.2)

5.1	Opinion of Luse Gorman, PC

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1)

99.1	Press release dated September 2, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE: September 9, 2020	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer